Exhibit 15.1

May 16, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE: Alcoa Corporation

Commissioners:

We are aware that our report dated May 10, 2017 on our review of interim financial information of Alcoa Corporation for the three-month periods ended March 31, 2017 and 2016 and included in Alcoa Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2017 is incorporated by reference in its Registration Statement on Form S-8 dated May 16, 2017.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania